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Exhibit 5.4

CONSENT OF CASSELS BROCK & BLACKWELL LLP

        We hereby consent to the reference to our opinions under "Certain Canadian Federal Income Tax Considerations" and "Eligibility for Investment" and the reference of our name in the "Legal Matters" section in the Registration Statement on Form F-10 of Rubicon Minerals Corporation. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

CASSELS BROCK & BLACKWELL LLP
/s/ CASSELS BROCK & BLACKWELL LLP

Date: February 19, 2014

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  Exhibit 5.4
CONSENT OF CASSELS BROCK & BLACKWELL LLP